As filed with the Securities and Exchange Commission on December 29, 2017

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

NEVADA	35-2517572
(State of Incorporation)	(I.R.S. Employer Identification No.)

c/o Duo Software (Pvt.) Ltd, No. 403 Galle Road, Colombo 03, Sri Lanka

(Address of Principal Executive Offices)

Duo World, Inc. 2017 Employee Stock Ownership Plan

(Full title of the plan)

Muhunthan Canagasooryam

President and CEO

c/o Duo Software (Pvt.) Ltd.

No. 403 Galle Road

Colombo 03, Sri Lanka

(Name and address of agent for service)

(870) 505-6540

(Telephone number, including area code, of agent for service)

With a copy to:

David E. Wise, Esq.

The Colonnade

9901 IH-10 West, Suite 800

San Antonio, Texas 78230

(210) 323-6074

Email: wiselaw@verizon.net

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	9,611,665 Shares	$.465	$4,469,424	$556.44	(1)
Total	9,611,665 Shares	$.465	$4,469,424	$556.44	(1)

(1)	Pursuant to Rule 457 (c) of the Securities Act of 1933, as amended, the registration fee is calculated on the basis of the average of the closing bid and ask prices for the Common Stock as quoted on OTC Bulletin Board at the close of trading on December 28, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Duo World, Inc. (“we,” “us,” “our,” the “Company” or the “Registrant”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to 9,611,665 shares of Common Stock reserved for issuance under the Duo World, Inc. 2017 Employee Stock Ownership Plan.

This Registration Statement also includes a prospectus (which we refer to as the “reoffer prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our Common Stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. These are the shares that will be acquired by our officers and directors, or that will be acquired by our employees, under an employee benefit plan. Such officer, directors and employees are the selling shareholders identified in the reoffer prospectus.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified under Rule 428(b)(1) of the Securities Act of 1933, as amended (“Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each participant in our 2017 Employee Stock Ownership Plan a written statement advising them of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 424(b) of the Securities Act without charge and upon written or oral notice by contacting:

Jennifer Perera

Chief Financial Officer

Duo World, Inc.

No. 403 Galle Road

Colombo 03, Sri Lanka

Telephone No.+94 777 764405

3

REOFFER PROSPECTUS

DUO WORLD, INC.

9,611,665 Shares of Common Stock

This reoffer prospectus relates to shares of Common Stock of Duo World, Inc. that may be reoffered or resold from time to time by the shareholders identified in this reoffer prospectus (“Selling Shareholders”) and that have been acquired or that may be acquired under our 2017 Employee Stock Ownership Plan (“2017 Plan”). This reoffer prospectus covers 6,325,000 shares of Common Stock to be acquired by our officers, directors and employees, who are the named Selling Shareholders in this reoffer prospectus, plus an additional 3,286,665 shares issuable under the 2017 Plan to other employees not named as Selling Shareholders in this reoffer prospectus.

The Selling Shareholders may sell shares of Common Stock from time to time in the principal market on which our Common Stock is traded at the prevailing market price or in privately negotiated transactions. Our Common Stock is quoted on the OTC Bulletin Board, which is maintained by the Financial Institutions National Regulatory Authority. See “Plan of Distribution” which begins on page 10.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders. While we will pay the expenses of registering these shares, the Selling Shareholders will bear all sales commissions and similar expenses.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make an investment decision.

Investing in our Common Stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 7 of this reoffer prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus in December 29, 2017

4

5

ABOUT THIS PROSPECTUS

You should rely only on the information in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The Selling Shareholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

6

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our Common Stock. You should carefully review the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our Common Stock, including information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, references to “Duo World,” “company,” “we,” “our,” “ours” and “us” refer to Duo World, Inc., a Nevada corporation, and our subsidiaries, unless the context otherwise requires. In addition, any references to “financial statements” are to our financial statements contained herein or incorporated by reference herein, except as the context otherwise requires and any references to “fiscal year” refers to our fiscal year ending March 31. Unless otherwise indicated, the terms “Common Stock,” “common stock” and “shares” refer to shares of our $.001 par value, common stock.

Overview

Duo World, Inc. is an information technology and software solutions company, focused on bringing value to its clients through every customer interaction. Duo World specializes in subscription management and billing solutions, and customer lifecycle management solutions. Duo World’s business model allows us to deliver consistent, quality service, at a scale and in the geographies that meet our clients’ business needs. We leverage our breadth and depth of capabilities to help companies create quality customer experiences across multiple channels, while increasing revenue and reducing their cost to serve their customers.

Duo World was formed as a Nevada corporation in 2014 for the purpose of acquiring (i) Duo Software (Pvt.) Limited, a Sri Lankan company, from Mr. Muhunthan Canagasooryam, Duo World’s President and founder, in exchange for 28,000,000 shares of our Common Stock and 5,000,000 shares of our Series A Preferred Stock; and (ii) Duo Software (Pte.) Limited, a Singaporean company, from Ms. Koshala Nishaharan, in exchange for 2,000,000 shares of our Common Stock. The acquisition of Duo Software (Pte.) Limited also included that company’s wholly-owned subsidiary, Duo Software India (Private) Limited, an Indian company. These acquisitions were accomplished as of December 3, 2014.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2017, and September 30, 2017, as updated or superseded by the risks and uncertainties described under similar headings in the other documents filed after the date hereof and incorporated by reference into this prospectus. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment in our Common Stock. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Duo World’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward- looking statements.

7

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to confirm our prior statements to actual results.

Further, this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock offered through this prospectus by the Selling Shareholders. We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholders.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the Selling Shareholders listed below or future Selling Shareholders under the 2017 Plan. Each of the transactions by which the Selling Shareholders acquired or will acquire the securities covered by this prospectus was exempt or excluded under the registration provisions of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder.

The following table sets forth the number of shares of Common Stock beneficially owned, or to be beneficially owned when issued, by each current Selling Shareholder. The number of shares in the column “Shares Owned Prior to the Offering” represents the total number of shares that a Selling Shareholder currently owns or has a right to acquire within sixty (60) days of December 28, 2017. The number of shares in the column “Shares to be Offered for Selling Shareholder Account” represents all of the shares that a Selling Shareholder may offer under this reoffer prospectus. The table and footnotes assume that the Selling Shareholders will sell all of the shares listed in the column “Shares Which May Be Offered.” However, because the Selling Shareholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Shareholders or that will be held by the Selling Shareholders after completion of any sales. We do not know how long the Selling Shareholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Selling Shareholders are all officers, directors and/or employees of the Company. See footnotes below for information related to the Selling Shareholders’ positions or relationships with the Company. We are registering 3,286,665 shares under the 2017 Plan which have not been allocated or awarded to our employees. If, subsequent to the date of this reoffer prospectus, we grant any of these unallocated shares under the 2017 Plan to our employees, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such persons and the amounts of securities to be reoffered by them. For purposes of calculating the numbers in the table below each Selling Shareholder’s ownership is based on 41,116,654 shares of our Common Stock currently outstanding and 6,325,000 of the 9,611,668 shares covered by our 2017 Plan deemed to be issued and outstanding, for an aggregate of 47,441,654 shares.

8

The Company will file a prospectus supplement to name successors to any named Selling Shareholders who are able to use this prospectus to resell their securities.

Name	Shares Owned Prior to This Offering	Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned After This Offering	Percentage Owned upon Completion of This Offering

Shehan Sharmith Tissera (1)	215,000	215,000	-0-	0%
H.M. Sukitha Chanaka Jayasinghe (1)	500,000	500,000	-0-	0%
Dinusha Charinda Kannangara (1)	20,000	20,000	-0-	0%
Dulan Achintha Udukumburage (1)	20,000	20,000	-0-	0%
Rajinda Waruna Hewagamage (1)	20,000	20,000	-0-	0%
Heshan Indika Kaluthanthri (1)	20,000	20,000	-0-	0%
Chinthaka Thiyambarawaththa (1)	215,000	215,000	-0-	0%
Sudharshan Balakrishnan (1)	17,500	17,500	-0-	0%
Kasun Eranga Wijeratna (1)	5,000	5,000	-0-	0%
Kasun Gayan Piyomal (1)	15,000	15,000	-0-	0%
Eshwaran Veerabahu (1)	15,000	15,000	-0-	0%
Ronnie Marlon Abeykoon (1)	215,000	215,000	-0-	0%
M.D. Surani Lakshima Arachchige (1)	2,500	2,500	-0-	0%
D.Iroshan Harshana Kumarasinghe	215,000	215,000	-0-	0%

Mohamed Wadood Ahzan Mohamed (1)	15,000	15,000	-0-	0%
Gihan Ranil De Silva (1)	15,000	15,000	-0-	0%

Sineth Uthpala Chandrasekara (1)	17,500	17,500	-0-	0%
Mohamed Buhari Mohamed Rizan (1)	15,000	15,000	-0-	0%
Ishan Sandeepa Munasinghe (1)	15,000	15,000	-0-	0%
Dasun Priyashan Hettiarachchi (1)	15,000	15,000	-0-	0%
Hewamannage Sampath Niroshana (1)	215,000	215,000	-0-	0%
Rusiru Dulan Stefan Peiris (1)	15,000	15,000	-0-	0%
Kasun Dilhara Dehigaspitiyage (1)	17,500	17,500	-0-	0%
Anjana Nilupul Chandratilake	500,000	500,000	-0-	0%
Rangika Malintha Pio Perera (1)	500,000	500,000	-0-	0%
Gagani Harshani Tilakaratne (1)	15,000	15,000
Champaka Samiilaa Wijayawardhana (1)	15,000	15,000	-0-	0%
Ajeewan Arumugam (1)	500,000	500,000	-0-	0%
Khangesh Yamuna Dheeran (1)	215,000	215,000	-0-	0%

Christine Emenda Amithapkumar (1)	215,000	215,000	-0-	0%
S.K. Nadun Kanishka (1)	15,000	15,000	-0-	0%
Rajith Sanjaya Dias (1)	17,500	17,500	-0-	0%

Ranasinghage Shashika Ruwani (1)	17,500	17,500	-0-	0%
Mohamed Ali Safras Mohamed (1)	15,000	15,000	-0-	0%
Dinusha Priyadarshani De Alwis (1)	2,500	2,500	-0-	0%

Siddhartha Guha Thakurta (1)	215,000	215,000	-0-	0%
Sudarshini Rajaratnam (1)	500,000	500,000	-0-	0%

Suzannah Jennifer Samuel Perera (2)	1,500,000	1,500,000	-0-	0%
Mahmud Riad Ameen (3)	250,000	250,000	-0-	0%

(1)	This Selling Shareholder is a non-executive employee of the Company.
(2)	This Selling Shareholder is the Chief Financial Officer and a Director of the Company.
(3)	This Selling Shareholder is the Director Legal and a Director of the Company.

See “Special Note” and “Special Restrictions of the Resale of Common Stock” in the section entitled “Plan of Distribution.”

9

PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their transferees, distributes, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board or any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling the securities covered by this reoffer prospectus:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchase by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	a combination of any of the foregoing methods of sale; or
●	any other method permitted pursuant to applicable law.

If the Selling Shareholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the Selling Shareholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributes, devisees or donees will be deemed to be the Selling Shareholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Shareholders.

A Selling Shareholder may choose not to sell any or may choose to sell less than all of our Common Stock registered for such person pursuant to the registration statement, of which this reoffer prospectus forms a part.

Selling Shareholders and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

10

We will pay the expenses of the registration of our Common Stock sold by the Selling Shareholders, including, without limitation, Securities and Exchange Commission filing fees, compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this reoffer prospectus forms a part, the shares of our Common Stock sold pursuant hereto will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Shareholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of their shares hereunder.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Shareholders in compliance withal other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Shareholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

Special Note

It is highly probable that at least 4,575,000 of the shares covered by this reoffer prospectus will be issued to and held of record by Mr. Vishal Bakshani, as trustee, for the benefit of the Selling Shareholders. However, Mr. Bakshani will not be deemed to be the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the shares because Mr. Bakshani will only sell and/or vote the shares allocated to the Selling Shareholders upon specific written instructions from the Selling Shareholders. All proceeds from the sales of shares by trustee will be remitted to the Selling Shareholders without deduction.

The reason behind the use of a trustee to be the holder of record of the shares is to make it easier and more economical for the Selling Shareholders to sell their shares, as the fees charged by broker-dealers are extremely high and could cause a hardship on those Selling Shareholders desiring to sell a small number of shares in the stock market. The 1,500,000 shares of Common Stock issued to Suzannah Jennifer Samuel Perera will be issued directly to her and will not be issued to the trustee. The 250,000 shares of Common Stock issued to Mahmud Riad Ameen will be issued directly to him and will not be issued to the trustee.

Special Restrictions on Resale of the Common Stock

As a condition to the award of shares of our Common Stock under our 2017 Plan, each employee, officer and director receiving shares shall agree not to sell any of the shares awarded under the 2017 Plan for at least twelve months and such persons may only sell 33 1/3% of the shares awarded to them under the 2017 Plan during any 12 month period. In addition, each such employee, officer and director shall agree to comply with the Company’s Insider Trading Policy.

In addition, our Chief Financial Officer and Legal Director shall comply with volume limitations of Rule 144(e) in connection with any sale of their shares of our Common Stock.

LEGAL MATTERS

WiseLaw, P.C., San Antonio, Texas, has passed upon the validity of the shares of our Common Stock offered by the Selling Shareholders under this prospectus.

EXPERTS

Our financial statements as of March 31, 2017 and 2016, and for the fiscal years ended March 31, 2017 and 2016, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Manohar Chowdhry & Associates given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on June 30, 2017;
(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission on August 14, 2017; and
(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 13, 2017.
(4)	Our Definitive Schedule 14C filed with the Securities and Exchange Commission on December 28, 2017.

11

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.duoworld.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in tis prospectus and is not a part of this prospectus.

PROSPECTUS

9,611,665 Shares of Common Stock

DUO WORLD, INC.

December 29, 2017

12

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on June 30, 2017;
(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission on August 14, 2017; and
(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 13, 2017.
(4)	Our Definitive Schedule 14C filed with the Securities and Exchange Commission on December 28, 2017.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

13

Item 6. Indemnification of Directors and Officers.

Liability of Directors and Officers

Article 9 of the Company’s amended Articles of Incorporation provides that our directors and officers shall not be personally liable to the Company or our shareholders for damages for breach of fiduciary duty. However, Article 9 does not eliminate or limit a director or officer for (i) acts or omissions which involve intentional misconduct or a knowing violation of law, or (ii) the unlawful payment of dividends.

Indemnification of Directors and Officers.

Article VII, Section 7 of the Company’s Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the laws of Nevada. Article 10 of our amended Articles of Incorporation provides indemnification for our officers, directors, employees and agents in accordance with the Nevada Revised Statutes.

The Nevada Revised Statutes allow us to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner, which such person reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that the conduct was unlawful.

NRS 78.751 of the Nevada Revised Statutes allows a corporation to authorize discretionary indemnification under certain circumstances. A corporation shall have discretion to indemnify only as authorized in the specific case upon a determination made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Item 7. Exemption from Registration Claimed.

The restricted securities that may be reoffered or resold by the Selling Shareholders pursuant to the reoffer prospectus included herein were stock awards granted under the 2017 Plan and were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, in reliance on the exclusion from the registration requirements under the Securities Act of 1933, as amended, provided by Regulation S, as none of the award recipients are U.S. persons or citizens.

Item 8. Exhibits.

Exhibit No.	Document Description

3(i).1*	Articles of Incorporation of Duo World, Inc. filed September 19, 2014, with the Secretary of State of Nevada.

3(i).2*	Certificate of Amendment to the Articles of Incorporation of Duo World, Inc. approved by the Secretary of State of Nevada.

5.1**	Opinion of WiseLaw, P.C., Attorneys at Law

23.1**	Consent of WiseLaw, P.C. (contained in Exhibit 5.1).

23.2**	Consent of Manohar Chowdhry & Associates, Chartered Accountants.

99.1**	Duo World, Inc. 2017 Employee Stock Ownership Plan

*Incorporated by reference to the Company’s Form S-1 Registration Statement (File No. 333-211460) declared effective by the SEC on September 26, 2016.

** Filed herewith.

14

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“1933 Act”), may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

15

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colombo, Sri Lanka on the 29th day of December 2017.

Duo World, Inc.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Muhunthan Canagasooryam	President, Chief Executive Officer, Principal	December 29, 2017
Muhunthan Canagasooryam	Executive Officer and Director

/s/ Suzannah Jennifer Samuel Perera	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary,	December 29, 2017
Suzannah Jennifer Samuel Perera	Treasurer and Director

/s/ Mahmud R. Ameen	Director Legal	December 29, 2017
Mahmud R. Ameen	and Director

16